                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):                 June 29, 2001
                                                                 ---------------


                   SYSTEMS & COMPUTER TECHNOLOGY CORPORATION
--------------------------------------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)


          Delaware                       000-11521                23-1701520
-------------------------------   ----------------------     -------------------
  (State or Other Jurisdiction          (Commission           (I.R.S. Employer
       of Incorporation)                File Number)         Identification No.)


  4 Country View Road Malvern, Pennsylvania                         19355
------------------------------------------------             -------------------
  (Address of Principal Executive Offices)                        (Zip Code)

      Registrant's telephone number, including area code       (610) 647-5930
                                                              ----------------

Item 2.  Acquisition or Disposition of Assets.

         On June 29, 2001, Systems & Computer Technology Corporation (the "Company") consummated the previously announced sale of its Global Government Solutions business (the "Business") to Affiliated Computer Services, Inc. ("ACS") pursuant to a Stock Purchase Agreement, dated June 23, 2001, as amended (the "Purchase Agreement"). The Business was conducted through two of the Company's wholly-owned subsidiaries, SCT Government Systems, Inc., a Delaware corporation, and Omni-Tech Systems, LTD., a company organized and existing under the laws of, the Province of British Columbia, Canada. ACS Enterprise Solutions, Inc., and ACS-Alberta, Inc., each a wholly-owned subsidiary of ACS, and ACS purchased all of the issued and outstanding capital stock of SCT Government Systems, Inc. and Omni-Tech Systems, LTD. for $85 million in cash, subject to adjustment in certain circumstances. Based on a formula contained in the Purchase Agreement, the purchase price reduction could be as much as approximately $40 million, although the Company does not believe that any material reduction will occur. The aggregate amount of consideration was determined following negotiations between the Company and ACS.

         In connection with the Purchase Agreement, the Company entered into a non-competition agreement and agreed to a four year covenant not to engage in any business which, subject to certain exceptions, (i) develops, licenses, modifies, supports or maintains software for use directly or indirectly by or for governments which performs the same or substantially the same functions as the software being developed, licensed, modified, supported or maintained by the Business or (ii) provides outsourcing services directly or indirectly to governments of the same or substantially the same type as provided by the Business. In addition, the Company entered into a transition services agreement providing ACS with the use of certain of the Company's information systems and employee services for a period of time following the closing at agreed upon rates.

         The Purchase Agreement and the amendment thereto are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference. The brief summary of the material provisions of such agreement set forth above is qualified in its entirety by reference to the Purchase Agreement and the amendment thereto filed as exhibits hereto.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements of Business Acquired.

         Not Applicable.

(b)      Pro Forma Financial Information.

On June 29, 2001, the Company sold the Business to ACS pursuant to the Purchase Agreement. The Business was conducted through two of the Company's wholly-owned subsidiaries, SCT Government Systems, Inc., a Delaware corporation, and Omni-Tech Systems, LTD., a company organized and existing under the laws of the Province of British Columbia, Canada. ACS Enterprise Solutions, Inc., and ACS-Alberta, Inc., each a wholly-owned subsidiary of ACS, and ACS purchased all of the issued and outstanding capital stock of SCT Government Systems, Inc. and Omni-Tech Systems, LTD. for $85 million in cash, subject to adjustment in certain circumstances. Based on a formula contained in the Purchase Agreement, the purchase price reduction could be as much as approximately $40 million, although the Company does not believe that any material reduction will occur. The Business provided state government, local government and judicial agencies with administrative application software and services.

Pro forma financial information is presented below which discloses the effects to the balance sheet at March 31, 2001 as if the sale of the Business was consummated on that date, and to the statements of operations for the six-month and twelve-month periods ended March 31, 2001 and September 30, 2000, respectively, as if the sale of the Business had occurred at the beginning of each period presented. The pro forma condensed consolidated results for the statements of operations for both periods presented exclude material non-recurring charges directly attributable to the transaction (see Note 7).

SYSTEMS & COMPUTER TECHNOLOGY CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
MARCH 31, 2001
(In thousands)

                                                                           Global
                                                                 As      Government    Pro Forma
                                                              Reported   Solutions     Results
                                                             (Unaudited) (Unaudited)  (Unaudited)
                                                             -----------  -----------  -----------

ASSETS

CURRENT ASSETS
     Cash and cash equivalents                                $ 64,183   $ 85,000     $ 149,183
     Short-term investments                                     10,158         --        10,158
     Receivables, net                                          126,918    (31,113)       95,805
     Prepaid expenses and other receivables                     32,026     (6,033)       25,993
                                                              --------   --------     ----------

            TOTAL CURRENT ASSETS                               233,285     47,854       281,139

PROPERTY AND EQUIPMENT -- at cost,
     net of accumulated depreciation                            60,849     (2,016)       58,833

CAPITALIZED COMPUTER SOFTWARE COSTS,
     net of accumulated amortization                            16,679     (1,011)       15,668

COST IN EXCESS OF FAIR VALUE OF NET
   ASSETS ACQUIRED, net of accumulated amortization             14,956     (1,439)       13,517

OTHER ASSETS AND DEFERRED CHARGES                               34,772     (1,727)       33,045
                                                              --------   --------     ---------
TOTAL ASSETS                                                  $360,541   $ 41,661     $ 402,202
                                                              ========   ========     =========

LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Accounts payable                                         $ 10,950   $ (1,461)    $   9,489
     Current portion of long term debt                           1,244       (499)          745
     Income taxes payable                                          109     16,071        16,180
     Accrued expenses                                           40,714      9,896        50,610
     Deferred revenue                                           33,993     (3,213)       30,780
                                                              --------   --------     ---------

            TOTAL CURRENT LIABILITIES                           87,010     20,794       107,804

LONG-TERM DEBT, less current portion                            77,113         --        77,113
OTHER LONG-TERM LIABILITIES                                      2,066         --         2,066

STOCKHOLDERS' EQUITY
     Preferred stock                                                --         --            --
     Common stock                                                  375         --           375
     Capital in excess of par value                            117,361         --       117,361
     Retained earnings                                         102,666     20,867       123,533
     Accumulated other comprehensive loss                         (491)        --          (491)
                                                              --------   --------     ---------
                                                               219,911     20,867       240,778
Less
     Held in treasury                                          (25,059)        --       (25,059)
     Notes receivable from stockholders
                                                                  (500)        --          (500)
                                                              --------   --------     ---------
                                                               194,352     20,867       215,219

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                      $360,541   $ 38,701     $ 402,202
                                                              ========   ========     =========

 See notes to unaudited pro forma condensed consolidated financial statements

SYSTEMS & COMPUTER TECHNOLOGY CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED MARCH 31, 2001
(In thousands, except per share amounts)

                                                                              Global
                                                                 As        Government   Pro Forma
                                                              Reported     Solutions     Results
                                                             (Unaudited)  (Unaudited)  (Unaudited)
                                                             ----------   ----------   -----------
Revenues:
     Outsourcing services                                    $  62,699  $ (31,724)      $ 30,975
     Software sales                                             23,303     (1,119)        22,184
     Maintenance and enhancements                               50,412     (4,314)        46,098
     Software services                                          71,384     (5,698)        65,686
     Interest and other income                                   2,958       (385)         2,573
                                                             ---------  ---------       --------
                                                               210,756    (43,240)       167,516

Expenses:
     Cost of outsourcing services                               52,260    (27,825)        24,435
     Cost of software sales and maintenance and
     enhancements                                               44,247     (3,434)        40,813
     Cost of software services                                  50,007     (4,669)        45,338
     Selling, general and administrative                        64,987     (7,227)        57,760
     Asset impairment charge                                    11,585     (3,754)         7,831
     Interest expense                                            2,421         --          2,421
                                                             ---------  ---------       --------
                                                               225,507     46,909        178,598

Loss before income tax                                         (14,751)     3,669        (11,082)


Benefit for income taxes                                        (5,538)     1,225         (4,313)
                                                             ---------  ---------       --------

Net loss                                                     $  (9,213) $   2,444       $ (6,769)
                                                             =========  =========       ========

Net loss per common share                                    $   (0.28)                 $  (0.21)
Net loss per share -- assuming dilution                      $   (0.28)                 $  (0.21)


Common shares and equivalents outstanding:
  Average common shares                                         32,771                    32,771
  Average common shares -- assuming dilution                    32,771                    32,771


 See notes to unaudited pro forma condensed consolidated financial statements

SYSTEMS & COMPUTER TECHNOLOGY CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 2000
(In thousands, except per share amounts)

                                                                            Global
                                                                As        Government    Pro Forma
                                                             Reported      Solutions     Results
                                                            (Unaudited)   (Unaudited)  (Unaudited)
                                                            -----------   -----------  -----------
Revenues:
     Outsourcing services                                  $  126,233   $ (61,856)     $  64,377
     Software sales                                            62,839      (9,133)        53,706
     Maintenance and enhancements                              92,228      (7,592)        84,636
     Software services                                        145,869     (10,882)       134,987
     Interest and other income                                  8,811      (6,475)         2,336
                                                           ----------   ---------      ---------
                                                              435,980     (95,938)       340,042

Expenses
     Cost of outsourcing services                             105,823     (54,951)        50,872
     Cost of software sales and maintenance and
     enhancements                                              81,412      (8,299)        73,113
     Cost of software services                                100,961      (9,302)        91,659
     Selling, general and administrative                      121,974     (20,241)       101,733
     Equity in losses of affiliates                             4,761          --          4,761
     Restructuring charges                                      1,000          --          1,000
     Interest expense                                           4,612          --          4,612
                                                           ----------   ---------      ---------
                                                              420,543     (92,793)       327,750

Income (loss) before income tax                                15,437      (3,145)        12,292


Provision (benefit) for income taxes                            6,809      (1,248)         5,561
                                                           ----------   ---------      ---------

Net Income (loss)                                          $    8,628   $  (1,897)     $   6,731
                                                           ==========   =========      =========

Net income per common share                                $     0.27                  $    0.21
Net income per share -- assuming dilution                  $     0.26                  $    0.20

Common shares and equivalents outstanding:
  Average common shares                                        32,391                     32,391
  Average common shares -- assuming dilution                   33,624                     33,624

 See notes to unaudited pro forma condensed consolidated financial statements

SYSTEMS & COMPUTER TECHNOLOGY CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Dollars in thousands)

1. Basis of Presentation

The unaudited pro forma condensed consolidated balance sheet at March 31, 2001 has been prepared by applying certain pro forma adjustments to historical financial information, assuming the sale of Systems & Computer Technology Corporation's Global Government Solutions business occurred on March 31, 2001, after giving effect to certain adjustments described in the notes to the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated results of operations for the year ended September 30, 2000 and for the six months ended March 31, 2001 have been prepared by applying certain pro forma adjustments to historical financial information, assuming the sale of the Business occurred on October 1, 1999 and October 1, 2000, respectively, as described in the notes to unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the consolidated financial statements and notes thereto of the Company, which were previously reported in the Company's Annual Report on Form 10-K for the year ended September 30, 2000, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 and other information filed with the Securities and Exchange Commission. These pro forma statements are based on such consolidated financial statements after giving effect to the transaction and the assumptions and adjustments described below. The pro forma information does not purport to be indicative of the results which would have been reported if the transaction had been consummated at the dates indicated, nor necessarily indicative of future operating results or financial position. These financial statements have been prepared in accordance with the instructions to Form 8-K and Article XI of Regulation S-X and do not include certain disclosures required by generally accepted accounting principles.

2. Consideration Received

The adjustments entered in the unaudited pro forma condensed consolidated balance sheet in the column captioned "Global Government Solutions" reflect the cash proceeds of $85,000, but the unaudited pro forma condensed consolidated results of operations reflect no earnings on the cash received.

3. Assets Sold and Liabilities Assumed

The adjustments entered in the unaudited pro forma condensed consolidated balance sheet in the column captioned "Global Government Solutions" reflect the sale of assets and assumption of liabilities associated with the transaction, principally accounts receivable, prepaid expenses, property and equipment, capitalized computer software costs, costs in excess of fair value of net assets acquired, other assets and deferred charges (totaling $4,687), principally prepaid commissions and acquired software, and deferred income taxes, accounts payable, accrued expenses (totaling $2,884), current portion of long term debt and deferred revenue.

4. Transaction Costs and Transaction Related Accruals

Adjustments for accrued expenses totaling $12,780 entered in the unaudited pro forma condensed consolidated balance sheet in the column captioned "Global Government Solutions" to reflect the estimated liability for transaction costs incurred, principally ($7,914), reserves for office closures ($7,914), severance reserves for reducing the workforce ($1,772) and other costs, including legal, accounting and investment banking fees ($3,094).

5. Income Tax Effect

The adjustments for income taxes payable and other assets and deferred charges in the unaudited pro forma condensed consolidated balance sheet in the column captioned "Global Government Solutions" reflect an increase in income taxes payable and an increase in other assets and deferred charges of $2,960 to reflect the tax effect of the transaction.

6. Results of Operations

The adjustments entered in the unaudited pro forma condensed consolidated statement of operations in the column captioned "Global Government Solutions" for both periods reflects the elimination of the reported revenue, costs of sales, and selling, general and administrative expenses directly associated with the Business for each period presented and the tax effect of these adjustments.

7. Material Non-recurring Items

The unaudited pro forma condensed consolidated statement of operations for both periods presented are intended to present the continuing operations of the Company, before non-recurring items directly attributable to the sale of the Business. Accordingly, the pro forma results exclude material non-recurring items that result directly from the transaction and which will be included in the operating results of the Company for the period ending June 30, 2001. These non-recurring items consist primarily of the gain on sale of the Business. These non-recurring items are reflected in the unaudited pro forma condensed consolidated balance sheet as of March 31, 2001.

(c)      Exhibits.

           Exhibit
            Number              Description
         ----------------     ----------------------------------------------------------------------------------
               2.1            Stock Purchase Agreement dated June 23, 2001 by and among Systems & Computer
                              Technology Corporation, SCT Technologies (Canada), Inc., SCT Financial
                              Corporation, SCT Property, Inc., SCT Government Systems, Inc., Omni-Tech
                              Systems, LTD., Affiliated Computer Services, Inc., ACS Enterprise Solutions,
                              Inc. and ACS-Alberta, Inc.
               2.2            Amendment No. 1 to Stock Purchase Agreement dated June 29, 2001 by and among
                              Systems & Computer Technology Corporation, SCT Technologies (Canada), Inc., SCT
                              Financial Corporation, SCT Property, Inc., SCT Government Systems, Inc.,
                              Omni-Tech Systems, LTD., Affiliated Computer Services, Inc., ACS Enterprise
                              Solutions, Inc. and ACS-Alberta, Inc.

                                  SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.


Date: July 16, 2001             Systems & Computer Technology Corporation
      -------------

                           By: /s/ Eric Haskell
                               ------------------------------------------
                                Eric Haskell
                                Senior Vice President, Finance & Administration, Treasurer and Chief Financial Officer

                                 Exhibit Index

         Exhibit
          Number               Description
         ----------------     ----------------------------------------------------------------------------------
               2.1            Stock Purchase Agreement dated June 23, 2001 by and among Systems & Computer
                              Technology Corporation, SCT Technologies (Canada), Inc., SCT Financial
                              Corporation, SCT Property, Inc., SCT Government Systems, Inc., Omni-Tech
                              Systems, LTD., Affiliated Computer Services, Inc., ACS Enterprise Solutions,
                              Inc. and ACS-Alberta, Inc.*
               2.2            Amendment No. 1 to Stock Purchase Agreement dated June 29, 2001 by and among
                              Systems & Computer Technology Corporation, SCT Technologies (Canada), Inc., SCT
                              Financial Corporation, SCT Property, Inc., SCT Government Systems, Inc.,
                              Omni-Tech Systems, LTD., Affiliated Computer Services, Inc., ACS Enterprise
                              Solutions, Inc. and ACS-Alberta, Inc.


     * The exhibits and schedules to Exhibit 2.1 are not filed herewith pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.